Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2006 relating to the financial statements, which appear in Coast Financial Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ Hacker, Johnson & Smith, P.A.
Hacker, Johnson & Smith, P.A.
August 1, 2006